Exhibit 10.34

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) between Neal Gordon having an address at 6 Scott Road, Lexington, MA 02421 (the “Consultant”) and BG Medicine, Inc., (the “Company”), a Delaware corporation having a principal place of business at 610N Lincoln Street, Waltham, MA 02451, is made effective as of January 1, 2013 (the “Effective Date”). In consideration of the mutual promises and covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. General. The Company hereby retains the Consultant for the purpose of receiving, and the Consultant hereby agrees to provide, certain consulting services as described in Schedule A attached hereto, in the Field of Interest (the “Services”). The term “Field of Interest” services related to product development management. The Company may modify the definition of Field of Interest by written notice to the Consultant based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

2. Performance of Services. As of the Effective Date, the Consultant agrees to make himself available to render the Services, from time to time at the request of the Company, at such time or times and location or locations as may be mutually agreed. Unless covered by an appropriate agreement between any third party and the Company, the Consultant shall not engage in any activities or use any facilities in the course of providing the Services, which could result in claims of ownership to any Inventions (defined below) being made by such third party. The Consultant agrees to devote his or her best efforts to the performance of the Services.

3. Compensation. The Company shall pay the Consultant in accordance with the terms specified in Schedule A for work that has been performed satisfactorily, in the Company’s sole and reasonable discretion, and in accordance with the terms of this Agreement. Consultant shall be solely responsible for complying with all federal, state, local and other tax laws and regulations applicable to payments received from the Company under this Agreement.

4. Term. The Consultant’s performance of Services shall commence on the Effective Date of this Agreement and terminate on March 1, 2013 unless terminated earlier by either party. Any extension of this term shall require a new Consultancy Agreement which may include changes with regard to scope and fees.

5. Termination; Effect of Termination. This Agreement may be terminated by either party at any time upon 10 days prior written notice. If either party breaches any of its material obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement (in addition to any other available remedy), in the event that such breach is not cured within ten (10) days after receipt by such party of written notice thereof.

Such termination shall not relieve the Consultant or the Company of any obligations hereunder which by their terms are intended to survive the termination of the Consultant’s association with the Company, including, but not limited to, the obligations of Sections 6, 8, 9 and 15.

Upon termination of this Agreement for any reason, the Consultant shall promptly deliver to the Company any and all property of the Company or its customers, licensees, licensors, or affiliates which may be in his or her possession or control.

6. Independent Contractor. It is understood and agreed, that the Consultant is an independent contractor and that neither this Agreement nor the rendering of the Services shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The Consultant shall not be entitled to any fringe benefits generally provided to employees of the Company and the Company shall not be required to maintain workers’ compensation coverage for the Consultant.

7. Inventions. The Consultant shall promptly disclose to the Company, and hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company), his or her full right, title and interest to all Inventions. The Consultant agrees, without charge, to cooperate fully with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions. The Consultant hereby designates the Company as his or her agent, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from the Consultant to the Company. “Inventions” shall mean, for purposes of this paragraph, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Consultant (whether alone or with others) within the Company’s Field of Interest as a direct result of consulting with the Company under this Agreement and/or a direct result of Confidential Information (as defined in Section 8 hereof) received from the Company. Upon termination of this Agreement with the Company, the Consultant shall provide to the Company in writing a full, signed statement of all Inventions in which the Consultant participated prior to termination of this Agreement.

8. Confidentiality. During the Term, the Consultant will be exposed to certain information concerning the Company’s research, business, Invention products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company and is not generally known to the public (collectively, “Confidential Information”). The Consultant hereby agrees not to disclose, except to Company employees and representatives, or otherwise make use of, or allow others to use, any Confidential Information without the Company’s prior written consent, unless such information becomes publicly available, through no fault of the Consultant. The Consultant further agrees not to make any notes or memoranda relating to the business of the Company other than for the benefit of the Company and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Company. In addition, the Consultant agrees, promptly upon the Company’s request, whether during or after the Term, to return to the Company or destroy any and all documentary, machine-readable or other elements or evidence of Confidential Information and any copies that may be in the Consultant’s possession or under the Consultant’s control.

9. Injunctive Relief. The Consultant agrees that any breach of this Agreement by him or her could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his or her obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

10. No Conflicting Agreements. The Consultant represents and warrants that he or she is not a party to any commitments or obligations inconsistent with this Agreement and hereby agrees to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the Term, the Consultant will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide the Services in such a manner and at times that the Services will not conflict with his or her responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship he or she has at any time with any third party.

11. Notices. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested, addressed to the party at the address set forth on the first page hereof, or to such other address as such party may designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date deposited with the United States Postal Service.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The Consultant agrees that the Company may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, the Company, and to any purchaser of all or substantially all of its assets or such portion of its assets to which this Agreement relates, or to any successor corporation resulting from any merger or consolidation of the Company with or into such corporation. The Consultant may not assign or transfer this Agreement or any of his or her rights or obligations hereunder. In no event shall the Consultant assign or delegate responsibility for actual performance of the Services to any other person or entity without the prior written consent of the Company.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

15. Enforceability. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

16. Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

17. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed Agreement as a sealed instrument as of this 2ND day of January, 2013.

BG MEDICINE, INC.

By:	/s/ Eric Bouvier
Name:	Eric Bouvier
Title:	President and CEO

/s/ Neal Gordon
Neal Gordon

Schedule A

Schedule A

Scope of Assignment:

•	Gal-3 Partner support:

•	Participating into the weekly call

•	Co-organizing the JSC

•	Co-leading with the partner the implementation of the clinical study supporting their 510k

•	Participating into the FDA meetings (on demand)

•	Microplate reader: making sure the contract with the vendor is signed and supply chain process in place before transferring it

•	CardioSCORE

•	Driving to the sample stability and lot release process implementation

•	Contributing to the CLIA documentation process

The Company shall pay the Consultant in accordance with the terms specified in Schedule A for work that has been performed satisfactorily, in the Company’s sole and reasonable discretion, and in accordance with the terms of this Agreement. Consultant shall be solely responsible for complying with all federal, state, local and other tax laws and regulations applicable to payments received from the Company under the Agreement. The company will pay $150/hour with a work week that does not exceed more than 24 hours without prior written authorization by Eric Bouvier.

The consultant must provide a completed IRS W-9 form to receive payments and will invoice on a semi-monthly basis. Payments will be rendered to Neal Gordon. All invoices should be submitted to Rachael Nokes - either electronically, rnokes@bg-medicine.com or by fax (781) 895-1119 or by mail:

BG Medicine

Attn: Accounts Payable

610N Lincoln Street

Waltham, MA 02451

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